EXHIBIT 99.A
EXECUTIVE OFFICERS AND DIRECTORS OF TDK CORPORATION
Set forth below are the names, citizenship and principal occupation or employment of the Executive Officers and Directors of TDK Corporation. The business address of each such Executive Officer and Director is c/o TDK Corporation, 1-13-1 Nihonbashi, Chuo-ku, Tokyo 103-8272, Japan. Except as otherwise indicated below each of the executive officers and directors of TDK Corporation are citizens of Japan.

NAME (CITIZENSHIP, IF APPLICABLE)	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT

Board of Directors

Hajime Sawabe	Representative Director
Takehiro Kamigama	Representative Director
Jiro Iwasaki	Director
Shinji Yoko	Director
Yasuhiro Hagihara	Director
Seiji Enami	Director
Minoru Takahashi	Director

Executive Officers

Hajime Sawabe	Chairman and Chief Executive Officer
Takehiro Kamigama	President and Chief Operating Officer
Jiro Iwasaki	Executive Vice President
Shinji Yoko	Senior Vice President
Takeshi Nomura	Senior Vice President
Takaya Ishigaki	Senior Vice President
Minoru Takahashi	Senior Vice President
Michinori Katayama	Senior Vice President
Seiji Enami	Senior Vice President
Raymond Leung (Hong Kong)	Senior Vice President
Shiro Nomi	Senior Vice President
Shinichi Araya	Senior Vice President
Shunji Itakura	Corporate Officer
Kenichiro Fujihara	Corporate Officer
Shinya Yoshihara	Corporate Officer

EXECUTIVE OFFICERS AND DIRECTORS OF TDK ELECTRONICS CORPORATION
Set forth below are the names, citizenship and principal occupation or employment of the Executive Officers and Directors of TDK Electronics Corporation. The business address of each such Executive Officer and Director is c/o TDK Electronics Corporation, 901 Franklin Avenue, P.O. Box 9302, Garden City, NY 11530, U.S.A. Except as otherwise indicated below each of the executive officers and directors of TDK Electronics Corporation are citizens of the U.S.A.

NAME (CITIZENSHIP, IF APPLICABLE)	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT

Board of Directors

James Browning	Director
Miki Katsura (Japan)	Director
Francis J. Sweeney	Director

Executive Officers

James Browning	President and Chief Executive Officer
Miki Katsura (Japan)	Vice President
Victor Besso	Treasurer
Francis J. Sweeney	Secretary

EXECUTIVE OFFICERS AND DIRECTORS OF TDK U.S.A. CORPORATION
Set forth below are the names, citizenship and principal occupation or employment of the Executive Officers and Directors of TDK USA Corporation. The business address of each such Executive Officer and Director is c/o TDK U.S.A. Corporation, 901 Franklin Avenue, P.O. Box 9302, Garden City, NY 11530, U.S.A. Except as otherwise indicated below each of the executive officers and directors of TDK U.S.A. Corporation are citizens of the U.S.A.

NAME (CITIZENSHIP, IF APPLICABLE)	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT

Board of Directors

Francis J. Sweeney	Director
Ancieto Evangelista	Director
Shiro Nomi (Japan)	Director

Executive Officers

Francis J. Sweeney	President and Chief Executive Officer
Jeffrey G. Williams	Vice President, Secretary and General Counsel
Ancieto Evangelista	Vice President & Treasurer

EXECUTIVE OFFICERS AND DIRECTORS OF TDK EUROPE S.A.
Set forth below are the names, citizenship and principal occupation or employment of the Executive Officers and Directors of TDK Europe S.A. The business address of each such Executive Officer and Director is c/o TDK Europe S.A., Z.I. Bommelsheuer, P.O. Box 14, L-4901 Bascharage, Grand-Duchy of Luxembourg. Each of the executive officers and directors of TDK Europe S.A. are citizens of Japan.

NAME (CITIZENSHIP, IF APPLICABLE)	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT

Board of Directors

Seiji Enami	Director
Noboru Saito	Director
Keisuke Igarashi	Director
Shiro Nomi	Director

Executive Officers

Seiji Enami	President
Shiro Nomi	Executive Director
Keisuke Igarashi	Executive Vice President
Noburu Saito	Executive Vice President

EXECUTIVE OFFICERS AND DIRECTORS OF TDK RECORDING MEDIA EUROPE S.A.
Set forth below are the names, citizenship and principal occupation or employment of the Executive Officers and Directors of TDK Recording Media Europe S.A. The business address of each such Executive Officer and Director is c/o TDK Recording Media Europe S.A., Z.I. Bommelscheuer, P.O. Box 120, L-4902 Bascharage, Grand-Duchy of Luxembourg.

NAME AND CITIZENSHIP	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT

Board of Directors

Keisuke Igarashi (Japan)	Director
Guy Lickes (Luxembourg)	Director
Claudy Antoine (Belgium)	Director

Executive Officers

Keisuke Igarashi (Japan)	Executive Director
Guy Lickes (Luxembourg)	Executive Director
Claudy Antoine (Belgium)	Executive Director

EXECUTIVE OFFICERS AND DIRECTORS OF TDK HONG KONG CO., LTD.
Set forth below are the names, citizenship and principal occupation or employment of the Executive Officers and Directors of TDK Hong Kong Co., Ltd. The business address of each such Executive Officer and Director is c/o TDK Hong Kong Co., Ltd., 10th Floor, South Tower World Finance Centre, Harbour City, 17-19 Canton Road, Kowloon, Hong Kong. Except as otherwise indicated below each of the executive officers and directors of TDK Hong Kong Co., Ltd., are citizens of Japan.

NAME (CITIZENSHIP, IF APPLICABLE)	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT

Board of Directors

Wong Yin Keung (Hong Kong)	Director
Masafumi Tada	Director
Tetsuya Akutagawa	Director
Leung Siu Hong (Hong Kong)	Director
Shinichi Hisada	Director
Takayuki Suda	Director
Takao Akine	Director
Mitsuaki Matsuzaki	Director

Executive Officers

Leung Siu Hong (Hong Kong)	President
Takao Akine	Executive Vice President
Mitsuaki Matsuzaki	Vice President

EXECUTIVE OFFICERS AND DIRECTORS OF TDK SINGAPORE (PTE) LTD
Set forth below are the names, citizenship and principal occupation or employment of the Executive Officers and Directors of TDK Singapore (Pte) Ltd. The business address of each such Executive Officer and Director is c/o TDK Singapore (Pte) Ltd., 460 Alexandra Road #04-05, PSA Building 119963, Singapore. Each of the executive officers and directors of TDK Singapore (Pte) Ltd are citizens of Japan.

NAME (CITIZENSHIP, IF APPLICABLE)	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT

Board of Directors

Osamu Katsuta	Director
Koji Matsunaga	Director

Executive Officers

Osamu Katsuta	Chief Executive Officer
Koji Matsunaga	Chief Financial Officer